LOAN AGREEMENT

             This Loan Agreement, made and executed by and between:

     NEW AGE PUBLICATIONS, INC., a corporation duly organized and existing under Philippine laws, with business address at Building 8584 Boton Wharf, Subic Bay Freeport, Philippines, represented herein by its President, ERIC MONTANDON hereinafter referred to as "NEW AGE";

                                      -and-

     TOUCHSTONE TRANSPORT SERVICES, INC., a corporation duly organized and existing under Philippine laws, with office address at Bldg. 8584, Boton Wharf Subic Bay Freeport, Philippines, represented herein by its Vice President, KEN HACKETT, JR., hereinafter referred to as "TOUCHSTONE"

                                WITNESSETH That:

     WHEREAS, TOUCHSTONE intends to purchase from GAVINO L. BALOY two (2) parcels of land (the "PROPERTIES") situated in the Barrios of Barretto and Matain, City of Olongapo, Philippines, which are more particularly described as follows:

                                 TCT No. T-8040
                                 --------------

     A parcel of land (Lot 1-1-2 of the subdivision plan, Psd-03-086974 being a portion of Lot 1-I, Psd-03-031751 LRC Rec. No. ), situated in the Barrio of
Barretto, Olongapo City. Bounded on the NW., along line 1-2 by Lot 1-MM Psd-03-031751; on the E., along line 2-3 by Lot 3, Psu-214168; on the SW., along line 3-4 by Salvage Zone; on the NW., along line 4-5 by Lot 1-1-1 of the subd. plan; along line 5-1 by Lot 1-MM Psd-03-031751. Beginning at a point marked "1" on plan being S. 70 deg. 18'E., 1324.93 m. from BLBM #1, Matain, Subic; thence
N. 58 deg. 24'E.,  20.35 m. to pt. 2; S. 06 deg. 02'W., 38.84 m. to pt. 3; N. 63
deg. 01'W.,  23.67 m. to pt. 4; N. 19 deg. 09'E.,  18.97 m. to pt. 5; S. 69 deg.
14'E 1.83 m. to the pt. of beginning, containing an area of FIVE HUNDRED FIFTY FOUR (554) SQUARE METERS, more or less. All points referred to are indicated on the plan and are marked on the ground by Old PS and PS cyl. conc. mons. 15x6O cm., bearings true, date of original survey, May 15-17, 1964 and that of the subdivision survey, March 18, 1997 and was approved on March 21, 1997.


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                                       and

                                 TCT No. T-5485
                                 --------------

     A parcel of land (Lot 3, Plan Psu-214168, LRC Case No. N-13-0, LRC Record No. N-30209), situated in the Barrio of Matain, City of Olongapo. Bounded on the NE., SE., & SW., from point 2-6 by Subic Bay; and on the W., & NW., from points 6-1-2 by Lot 1. Beginning at a pt. marked "1" on plan being S. 72 deg. 04'E., 1350.00 m. from B.L.B.M. #1, Bo. of Matain, Municipality of Zambales; thence N. 75 deg. 37'E., 55.28 m to point 2; S. 43 deg. 01'E., 80.30 m. to point 3; S. 18 deg.  01'W.,  29.99 m. to pt. 4; S. 66 deg  01'W.,  35.06 m. to pt. 6; N. 6 deg.
02'E., 65.83 m. to the point of beginning; containing an area of EIGHT THOUSAND EIGHTY TWO (8,082) SQUARE METERS, more or less. All points referred to me indicated on the plan and are marked on the ground, bearings true, dates of Survey, May 15-17, 1964.

evidenced by Transfer Certificates, of Title Nos. 8040 and 5485 of the Office of the Register of Deeds of Olongapo City.

     WHEREAS, TOUCHSTONE desires to obtain financing from NEW AGE in order to purchase the PROPERTIES;

     WHEREAS, NEW AGE is willing to provide the funding requirements of TOUCHSTONE subject to certain terms and conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the foregoing premises, the parties agree as follows:

     Section 1. LOAN AMOUNT- NEW AGE hereby agrees to provide a loan in favor of TOUCHSTONE in the total amount of Six Million Pesos (P 6,000,000.00) or its U.S. dollar equivalent [the "LOAN"] to be remitted in one (1) or several tranches over a period of sixty (60) days from the signing of this Agreement in bank account to be identified by TOUCHSTONE.

     Section 2. LOAN PURPOSE- TOUCHSTONE commits and undertakes to use the proceeds of the LOAN exclusively for the purchase of the PROPERTIES.

     Section 3. INTEREST - The LOAN shall earn interest at the rate of Five (5%) percent per annum payable at the end of each year.

     Section 4. REPAYMENT OF PRINCIPAL - The LOAN shall be repaid within a period of five (5) years from the date of this Agreement; Provided, however That after the first anniversary date of this Agreement, the principal of the LOAN or fifty (50%) percent of the appraised value of the Properties (as of date of demand), whichever is higher, shall be payable on written demand.

     Section 5. PENALTY INTEREST - TOUCHSTONE shall be liable to pay late payment penalty charges on any overdue amount under this Agreement at the rate of Two Percent (2%) per month in addition to the interest payable hereunder.

     Section 6. SECURITY - The LOAN shall be secured by a Real Estate Mortgage on the PROPERTIES to be annotated in the Transfer Certificates of Title of the PROPERTIES at any time upon demand by NEW AGE. All expenses, taxes, and fees resulting from or in connection with the registration and annotation of the mortgage shall be for the sole account of TOUCHSTONE.

     TOUCHSTONE shall be prohibited from using the PROPERTIES to secure other obligations or executing a second mortgage thereon without the prior written consent of NEW AGE.

     Section 7. EVENTS OF DEFAULT - Each of the following events shall constitute an Event of Default hereunder:

     a. TOUCHSTONE defaults in the payment when due of any amount payable under this Agreement or violates any other provision herein,

     b. Any representation or warranty made by TOUCHSTONE in this Agreement or in any agreement or document executed, issued or rendered in connection herewith, shall be found to have been incorrect or inaccurate in any material respect as of the time that it was made or deemed to have been made; or

     c. There shall have been entered against TOUCHSTONE a decree or order by a court or any other judicial or quasi-judicial body adjudging TOUCHSTONE bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of TOUCHSTONE under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of TOUCHSTONE or of any part of its property or other assets, or ordering the winding up or liquidation of its affairs; or institution by TOUCHSTONE of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition for suspension of payments or otherwise seeking reorganization or relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of TOUCHSTONE or of any part of its property, or the making by it of an assignment for the benefit of its creditors generally, or the admission by it in writing of its inability to pay its debts generally as they become due.

     Section 8. DECLARATION OF DEFAULT - If an Event of Default shall have occurred, then at any time thereafter, if any such event shall then be

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
continuing, NEW AGE, shall by written notice to the TOUCHSTONE, declare the entire unpaid principal amount of the LOAN, all interest accrued and unpaid thereon and all, other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the TOUCHSTONE.

     Section 9. REMEDIES UPON DECLARATION OF DEFAULT - NEW AGE may take such action and exercise such remedies as it may deem, appropriate in order to protect and enforce its rights under this Agreement including, without limitation, the right to foreclose upon any of the Collateral pursuant to the terms of the Deed of Real Estate Mortgage and to take such other action and exercise such other and further remedies as are provided under any applicable law.

     Section 10. WAIVER - No failure or delay on the part of NEW AGE in exercising any right, power or remedy accruing to it upon any breach or default of TOUCHSTONE under this Agreement shall impair any such right, power or remedy nor shall it be construed as a waiver of any such breach or default thereafter occurring, nor shall a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring, nor shall any single or partial exercise of any such right or power prelude any other or further exercise thereof or the exercise of any other right or power hereunder. All remedies, either under this Agreement or by law or otherwise afforded NEW AGE shall be cumulative and not alternative. No notice to or demand on TOUCHSTONE in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

     Section 11. AMENDMENTS - The written consent of the parties shall be required for an amendment or any waiver of the provisions of this Agreement.

     Section 12. VENUE FOR SUIT - The parties agree that any legal action suit or preceding arising out of or relating to this Agreement maybe instituted only at the competent courts in Olongapo City to the exclusion of all other venues. The foregoing, however; shall not limit or be construed to limit the rights of the parties, to commence proceedings or to obtain execution of judgement against the other party in any venue or jurisdiction where the asset of the guilty party maybe found.

     Section 13. ASSIGNMENT - Neither party my assign this Agreement or any of its rights thereto to any third party without the prior written consent of the other.

     IN WITNESS WHEREOF, the parties have hereunto have signed these presents at Pasig City, Metro Manila, on this 1st day of May 1997.

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

NEW AGE PUBLICATIONS, INC.                   TOUCHSTONE TRANSPORT SERVICES, INC.

By:/S/ Eric Montandon                        By: /S/ Ken Hackett Jr.
---------------------------------            -----------------------------------
ERIC MONTANDON                               KEN HACKETT, JR.
President                                    Vice-President


                           SIGNED IN THE PRESENCE OF:



---------------------------------           --------------------------------



                                 ACKNOWLEDGEMENT


REPUBLIC OF THE PHILIPPINES )
                            )    SS.

     BEFORE ME, a Notary Public for and in ______________, on this ______ day of _____________19__, personally appeared the following:

NAME                   CTC NO./PASSPORT NO.                  DATE/PLACE ISSUED

Eric Montandon
Ken Hackett, Jr.

known to we to be the same persons who executed the foregoing instrument and acknowledged to me that the same is their free and voluntary acts and deeds.

     This Loan Agreement, consisting of five (5) pages including this page on which this acknowledgement is written has been signed by the parties and their instrumental witnesses on each and every page hereof.

         WITNESS MY HAND AND SEAL on the date and place first above written.

Do. No.
Page No.
Book No.
Series of _________.